SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 2, 2003

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010

(Commission File Number)	(IRS Employer Identification No.)

5759 Fleet Street, Suite 220, Carlsbad, California	92008

(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT
Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

     On October 2, 2003, we signed a definitive stock purchase agreement to acquire all of the outstanding capital stock of Royal Robbins, Inc., a privately held California-based casual and outdoor apparel brand. Upon consummation of the acquisition, Royal Robbins would become our wholly-owned subsidiary. The stock is owned by three family trusts controlled by Royal Robbins’ Chairman and Chief Executive Officer, Dan J. Costa, and his immediate family.

     Under the terms of the stock purchase agreement, the purchase price for the stock is $6.5 million payable in cash and our common stock, plus earnout cash payments of 25% of Royal Robbins’ gross profit over its next two fiscal years ending May 31, 2004 and 2005, respectively, so long as minimum thresholds are achieved by the acquired business for each of these fiscal years. The stock portion of the purchase price is payable with $500,000 worth of our common stock based on the average closing price on the American Stock Exchange over the 10 day trading period preceding the second to last day prior to the closing of the acquisition. The purchase price was determined through arms-length negotiations between the parties.

     Our pending acquisition of Royal Robbins is subject to financing and other closing conditions. Our lender has provided us with a commitment letter for a new credit facility of $24.75 million, which is subject to closing conditions. This includes the increase of our existing line of credit from $11 million to $18 million, the refinancing of $5.25 million in existing term loans and a new term loan of $1.5 million. We plan to use this increase in our revolving line of credit and the new term loan to pay the cash portion of the purchase price. Although we expect to complete this transaction by the end of October 2003, we can give no assurance that the transaction will be completed at that time, or at all.

     Should the Royal Robbins acquisition be consummated, it would mark our entry into the men’s and women’s apparel category, and elevate us into a full-scale men’s and women’s footwear and apparel company with an emphasis on classic, comfortable footwear and outerwear brands.

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Item 7. Financial Statements and Exhibits.

(a)-(b) The financial statements of Royal Robbins and the pro forma financial statements required to be filed with this Report are not available. The Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practical but not later than 75 after consummation of the acquisition.

(c)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement entered into as of October 2, 2003, by and among Dan J. and Denise L. Costa, as trustees of the Dan J. and Denise L. Costa 1997 Family Trust and Douglas Vient as trustee of the Kelsie L. Costa Trust and the Daniel S. Costa Trust, Royal Robbins, Inc., Phoenix Footwear Group, Inc. and Dan J. Costa (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request).

10.1	Guaranty made as of October 1, 2003 by Dan J. Costa in favor of Phoenix Footwear Group, Inc. and the Buyer Indemnitees (as defined in the Stock Purchase Agreement at Exhibit 2.1)

10.2	Commitment Letter dated September 23, 2003 to Phoenix Footwear Group, Inc. from Manufacturers and Traders Trust Company

99.1	Press Release dated October 3, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: October 24, 2003	By:	/s/ Kenneth Wolf

Kenneth Wolf
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement entered into as of October 2, 2003, by and among Dan J. and Denise L. Costa, as trustees of the Dan J. and Denise L. Costa 1997 Family Trust and Douglas Vient as trustee of the Kelsie L. Costa Trust and the Daniel S. Costa Trust, Royal Robbins, Inc., Phoenix Footwear Group, Inc. and Dan J. Costa (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request).

10.1	Guaranty made as of October 1, 2003 by Dan J. Costa in favor of Phoenix Footwear Group, Inc. and the Buyer Indemnitees (as defined in the Stock Purchase Agreement at Exhibit 2.1)

10.2	Commitment Letter dated September 23, 2003 to Phoenix Footwear Group, Inc. from Manufacturers and Traders Trust Company

99.1	Press Release dated October 3, 2003

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